Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission of our report dated March 27, 2020 on the financial statements of Grow Generation Corp and Subsidiary, and the references to us under the heading “Experts”.

Springfield, Pennsylvania

Date: June 23, 2020

Member of the American Institute of Certified Public Accountants,

Public Company Accounting Oversight Board, and Pennsylvania Institute of Certified Public Accountants

453 Baltimore Pike, 2nd Floor ● Springfield, PA 19064-3850 ● (215) 735-4580 ● Fax (215) 735-4584 ● www.cgcpc.com